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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 1999

                        Data Systems Network Corporation
             (Exact name of registrant as specified in its charter)

                                    Michigan
                 (State or other jurisdiction of incorporation)

            1-13424                               38-2649874
    (Commission File Number)            (IRS Employer Identification No.)

    34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 489-8700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

On February 1, 1999, Data Systems Network Corporation ("Data Systems") and Alydaar Software Corporation ("Alydaar") announced that they had entered into an Agreement and Plan of Merger, dated as of January 31, 1999 (the "Agreement and Plan of Merger"), which sets forth the terms and conditions of the proposed merger of a subsidiary of Alydaar with and into Data Systems (the "Merger") pursuant to which Data Systems will become a wholly-owned subsidiary of Alydaar. Under the terms of the Agreement and Plan of Merger, approximately 1.6 million shares of Alydaar common stock will be exchanged for all outstanding shares of Data Systems common stock, with an overall estimated value for the Merger of approximately $17.5 million. A copy of the Agreement and Plan of Merger is included herein as Exhibit 2.1. The Agreement and Plan of Merger is incorporated by reference into this Item 5.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS.

           2.1 Agreement and Plan of Merger dated as of January 31, 1999, by and among Alydaar Software Corporation, Alydaar Acquisition Corp. and Data Systems Network Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 18, 1999                         DATA SYSTEMS NETWORK CORPORATION

                                             By:/S/ MICHAEL W. GRIEVES
                                              ------------------------
                                             Michael W. Grieves
                                             Chairman, President and
                                             Chief Executive Officer


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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

2.1 Agreement and Plan of Merger dated as of January 31, 1999, by and among Alydaar Software Corporation, Alydaar Acquisition Corp. and Data Systems Network Corporation